UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor

Boston, Massachusetts 02116

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 11, 2023, the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Mark A. Glickman, effective immediately, to serve as a Class III director to hold office for a term expiring at the Company’s 2025 annual meeting of the Company’s stockholders, which is the next stockholder meeting at which Class III directors will be elected. The Board has determined that Mr. Glickman is independent in accordance with the listing standards of Nasdaq, the Company’s internal policies, and the rules and regulations of the Securities and Exchange Commission.

Mark Glickman served as the Co-Chief Executive officer for TherapeuticsMD, Inc. (NASDAQ: TXMD) from 2022 through the sale of the assets of TXMD to Mayne Therapeutics in January of 2023.  Prior to this role, Mr. Glickman served as Chief Business Officer, Commercial of TherapeuticsMD, Inc. since June 2021. Previously, Mr. Glickman served as the Chief Commercial Officer for Esperion Therapeutics, Inc. (NASDAQ: ESPR) from 2018 until December 2020, where he developed and led the commercial division in the launch of Esperion’s first cardiovascular prescription therapy.  From June 2015 to March 2018, Mr. Glickman served as the Chief Commercial Officer for Aralez Pharmaceuticals, where Mr. Glickman built out and led the first commercial effort for a previously clinical organization. Prior to June 2015, Mr. Glickman was Executive Vice President of Sales and Marketing for Auxilium (Endo) where Mr. Glickman led all commercial efforts for a portfolio of thirteen pharmaceutical products. Mr. Glickman’s previous positions include Senior Vice President of Sales and Marketing and Vice President of Medical Devices for Otsuka America Pharmaceuticals Inc. and marketing head, Regional Sales Director and Vice President of Sales and Operations at Kos Pharmaceuticals (Abbot Labs) where Mr. Glickman expanded his skills in the commercial products area.

Mr. Glickman has over 30 years of experience in the pharmaceutical and medical device industry where he began his life sciences career as a diagnostic sales representative and progressed in roles of increasing responsibility to senior executive positions. Mr. Glickman received a Bachelor of Arts degree in Political Science from S.U.N.Y Oswego, and a Master of Business Administration in Finance and International Management from the N.Y.U. Stern School of Business.

In connection with Mr. Glickman’s appointment to the Board, the Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.5 to the Form 8-K filed on December 31, 2019, and is incorporated herein by reference, with Mr. Glickman. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Glickman for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Glickman in any action or proceeding arising out of Mr. Glickman’s service to the Board.

There is no understanding or arrangement between Mr. Glickman and any other person pursuant to which Mr. Glickman was appointed as a director. There is no family relationship between Mr. Glickman and any director or officer of the Company, and except as stated herein, Mr. Glickman does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Glickman’s service as a member of the Board, Mr. Glickman is entitled to receive the Company’s standard non-employee director compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, which was adopted by the Board on January 14, 2022, a copy of which was previously filed as Exhibit 10.1 to the Form 8-K filed on January 28, 2022 (the “Non-Employee Director Compensation Policy”), and is incorporated herein by reference.  Pursuant to the terms and conditions of the Non-Employee Director Compensation Policy, Mr. Glickman is entitled to receive an initial grant for a nonstatutory stock option to acquire 40,000 shares of the Company’s common stock (the “Initial Grant”) pursuant to the terms and conditions of the Company’s 2022 Equity Incentive Plan (the “Plan”), which will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to Mr. Glickman’s service to the Company through each applicable vesting date.  Pursuant to the terms and conditions of the Non-Employee Director Compensation Policy, Mr. Glickman will receive $40,000 annual cash retainer for serving as a member of the Board, which will be pro-rated for the remainder of calendar year 2023.  In the event Mr. Glickman is appointed to serve on any committees of the Board, Mr. Glickman will be entitled to the additional compensation for Committee service as set forth in the Non-Employee Director Compensation Policy.

In accordance with the Non-Employee Director Compensation Policy, Mr. Glickman will also be eligible to be granted, immediately following the Company’s annual meeting of stockholders, a nonstatutory stock option to purchase 20,000 shares of Company common stock (the “Annual Grant”). Each Annual Grant will vest upon the earlier of the one (1) year anniversary of the grant date or the day prior to the Company’s next annual meeting occurring after the grant date, subject to Mr. Glickman’s service to the Company through the vesting date.  The nonstatutory stock options are subject to the terms and conditions of the Plan and its related agreements.  Additionally, pursuant to the applicable terms and conditions of the Non-Employee Director Compensation Policy, Mr. Glickman may elect to receive a restricted stock unit award in lieu of the cash compensation payable to Mr. Glickman.

The Compensation Committee of the Board is currently reviewing the compensation terms set forth in the Non-Employee Director Compensation Policy with an outside compensation advisory firm.  As a result, notwithstanding the terms and conditions of the Non-Employee Director Compensation Policy, Mr. Glickman will not be issued the Initial Grant and in lieu of the Initial Grant will be issued the equity consideration contemplated by the revisions to the Non-Employee Director Compensation Policy as modified by the Board following Mr. Glickman’s appointment to the Board.

On May 12, 2023, the Company issued a press release announcing the appointment of Mr. Glickman to the Board. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

99.1	Press release dated May 12, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: May 12, 2023	By:	/s/ Joseph Hooker
Joseph Hooker
Interim President and Chief Executive Officer